UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2015

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 30, 2015, MidWestOne Financial Group, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) pursuant to which U.S. Bank committed, subject to the terms and conditions set forth in the Credit Agreement, to make a revolving loan to the Company in the aggregate principal amount of $5.0 million which matures on April 28, 2016 (the “Revolving Loan”) and a term loan to the Company in the aggregate principal amount of $35.0 million which matures on June 30, 2020 (the “Term Loan”). The proceeds of the Revolving Loan will be used to fund general working capital and operating expenses. The proceeds of the Term Loan were used to finance the Merger (as defined below in Item 2.01 and as more fully described in Item 2.01 of this Current Report on Form 8-K) and the repayment of the Notes (as defined below in Item 2.03 and as more fully described in Item 2.03 of this Current Report on Form 8-K).
The Revolving Loan has an annual interest rate of 2.00% plus the one-month LIBOR rate. The Term Loan has an annual interest rate of 2.00% or 1.75%, as determined by the terms of the Credit Agreement, plus either the one-, three-, or six-month LIBOR rate or the Cost of Funds Rate, as defined in the Credit Agreement. The Revolving Loan also bears a non-usage fee of 0.25% per annum on the unused commitment at the end of each fiscal quarter.
The Credit Agreement contains customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or MidWestOne Bank and Central Bank, as applicable, maintain: (1) a ratio of Loan Loss Reserves to Non-Performing Loans of not less than 80%; (2) a Total Risk-Based Capital Ratio equal to or greater than certain levels, which vary by period; (3) such capital as may be necessary to cause each of MidWestOne Bank and Central Bank to be classified as a “well capitalized” institution under regulatory guidelines; and (4) a ratio Non-Performing Loans plus OREO to Tangible Capital of MidWestOne Bank and Central Bank on a combined basis of less than or equal to 16.00% as of the last day of each fiscal quarter.
At any time after the occurrence of an event of default under the Credit Agreement, U.S. Bank may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Credit Agreement immediately due and payable.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On Friday, May 1, 2015, the Company announced that the merger (the “Merger”) of Central Bancshares, Inc., a Minnesota corporation (“Central”), with and into the Company was consummated in accordance with the Agreement and Plan of Merger, dated as of November 20, 2014, between the Company and Central (the “Merger Agreement”), effective as of the close of business on May 1, 2015. In connection with the Merger, Central Bank, a Minnesota-chartered commercial bank and wholly-owned subsidiary of Central, became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, each outstanding share of common stock, $1.00 par value per share, of Central was exchanged for a pro rata portion of (i) 2,723,083 shares of common stock, $1.00 par value per share, of the Company; and (ii) $64,000,000 in cash.
Simultaneously with the consummation of the Merger, the transactions closed that were contemplated under the Shareholder Agreement dated as of November 20, 2014 (the “Shareholder Agreement”), among the Company, the John M. Morrison Revocable Trust #4, the holder of all of the outstanding shares of the common stock of Central (“Shareholder), CBS LLC (“TruPS Holder”), the holder of all outstanding preferred securities of CBI Capital Trust III, Riverbank Insurance Center, Inc., the holder of all outstanding Class A units (the “Insurance Agency Units”) of Central Insurance Agency, LLC (“Insurance Agency Owner”) and John M. Morrison, an individual with common control over Shareholder, TruPS Holder and Insurance Agency Owner. However, although the Shareholder Agreement contemplated that the Company would acquire the Insurance Agency Units, representing 75% of the outstanding units of Central Insurance Agency, LLC, for $2.6 million at or prior to the closing of the Merger, the parties have agreed to postpone the acquisition of the Insurance Agency Units until after the closing of the Merger.
The foregoing descriptions of the Merger Agreement and Shareholder Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Merger Agreement and Shareholder Agreement, which were filed as Exhibit 2.1 and Exhibit 99.1, respectively, in a Current Report on Form 8-K with the Securities and Exchange Commission on November 21, 2014, and each is incorporated herein by reference.
A copy of the Company’s press release, dated May 1, 2015, announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item.
In connection with the Merger, on May 1, 2015, the Company assumed all of Central’s obligations with respect to the following outstanding trust preferred securities:
1.    $2,062,000 of Fixed/Floating Rate Junior Subordinated Debt Securities due 2036, issued under the Indenture, dated June 28, 2006, originally between Barron Investment Company, Inc., and later succeeded to by First Financial Holdings, Inc. and then Central, and Wilmington Trust Company. Interest on such debt securities and the related trust preferred securities is payable quarterly with the interest rate variable at the three-month LIBOR rate plus 2.15%. The debt securities and trust preferred securities are callable at the Company’s option at par.
2.    $7,217,000 of Junior Subordinated Debt Securities due March 15, 2038, issued under the Indenture, dated March 14, 2008, between Central and Wells Fargo Bank, National Association. Interest on such debt securities and the related trust preferred securities is payable quarterly with the interest rate variable at the three-month LIBOR rate plus 3.50%. The debt securities and trust preferred securities are callable at the Company’s option at par.
3.    $3,093,000 of Floating Rate Junior Subordinated Deferrable Interest Notes due September 30, 2039 (the “Notes”), issued pursuant to the Declaration of Trust of CBI Capital Trust III, dated September 28, 2009, among Central, Wilmington Trust Company, as Delaware trustee, and the administrative trustees named therein. Interest on the notes and the related trust preferred securities is payable quarterly with the interest rate variable at the three-month LIBOR rate plus 3.75%. The Notes and trust preferred securities are callable at the Company’s option at par.
On May 1, 2015, the Company redeemed the Notes and the related trust preferred securities. As noted in Item 2.01 of this Current Report on Form 8-K, TruPS Holder, an entity controlled by Mr. Morrison, held all outstanding preferred securities under CBI Capital Trust III.

Item 3.02.	Unregistered Sale of Equity Securities.
Reference is hereby made to the information regarding the Merger Agreement and the Merger contained in Item 2.01 of this Current Report on Form 8-K. In connection with the Merger and as part of the merger consideration, the Company issued 2,723,083 shares of the Company’s common stock, par value $1.00 per share, on May 1, 2015. The issuance of such shares upon closing of the Merger is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, and effective upon completion of the Merger on May 1, 2015, Ms. Patricia A. Heiden, Ms. Barbara J. Kniff‑McCulla, Mr. John P. Pothoven, Mr. Richard J. Schwab and Mr. R. Scott Zaiser resigned as directors of the Company. Their resignations were made pursuant to the terms of the Merger Agreement and were not the result of any disagreements with the Company. Mr. Schwab was subsequently reappointed to the board of directors of the Company as a Class III director.
Effective upon completion of the Merger on May 1, 2015, the following individuals were appointed to join Mr. Richard R. Donohue, Mr. Charles N. Funk, Mr. Robert J. Latham, Ms. Tracy S. McCormick, Mr. Kevin W. Monson, Mr. William N. Ruud, Mr. Richard J. Schwab and Mr. Stephen L. West as directors of the Company:

Name and Age	Position with Central and Central Bank or Principal Occupation
Larry D. Albert (64)	Director and Chief Executive Officer of Central Bank
Michael A. Hatch (66)	Attorney with Blackwell Burke P.A.
John M. Morrison (78)	Chairman of Central; Director of Central Bank
Ruth E. Stanoch (56)	Corporate Affairs Consultant
Kurt R. Weise (58)	Director and President of Central; Chairman of Central Bank

Mr. Morrison was concurrently appointed as Chairman of the Company. Mr. Morrison, who controls Shareholder as its trustee, had an indirect material interest in the Merger and a direct material interest in the transactions contemplated by the Shareholder Agreement. The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item. Mr. Monson, who previously served as the Chairman of the Company, has been appointed to serve as Vice Chairman of the Company.
The Company’s 13 directors have been assigned to Classes I, II and III as follows:

Class I	Class II	Class III
Charles N. Funk	Richard R. Donohue	Larry D. Albert
Michael A. Hatch	Ruth E. Stanoch	Robert J. Latham
John M. Morrison	Kurt R. Weise	Tracy S. McCormick
William N. Ruud	Stephen L. West	Kevin W. Monson
Richard J. Schwab
Effective upon the completion of the Merger, the committees of the Company’s board of directors are comprised as follows:

AUDIT
Richard R. Donohue (Chair)	Tracy S. McCormick
Richard J. Schwab	Ruth E. Stanoch

NOMINATING AND CORPORATE GOVERNANCE
Richard R. Donohue	Richard J. Schwab (Chair)
Ruth E. Stanoch	Stephen L. West

COMPENSATION COMMITTEE
Michael A. Hatch	Robert J. Latham
Tracy S. McCormick	William N. Ruud
Stephen L. West (Chair)

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 1, 2015, in connection with the Merger, amendments to the Company’s bylaws previously approved by the board of directors of the Company became effective. Those amendments primarily are directed to preserving the shared ownership structure of the Company for a certain period of time following the Merger. The Company’s bylaws, as amended, provide, among other things, that:

•
the board shall consist of thirteen directors, consisting of eight directors who were serving as directors of the Company prior to the effective time of the Merger (“Company-Related Directors”) and five directors selected by Central (“Central-Related Directors”);

•	Class I directors shall consist of two Company-Related Directors and two Central-Related Directors and shall serve an initial term expiring at the Company’s 2017 annual meeting;

•
Mr. Morrison shall be appointed as a Class I director, and if he is still serving on the board of directors at the 2017 annual meeting, he shall not stand for reelection but may recommend an individual to fill his seat;

•	Class II directors shall consist of two Company-Related Directors and two Central-Related Directors and shall serve an initial term expiring at the Company’s 2015 annual meeting;

•	Class III directors shall consist of four Company-Related Directors and one Central-Related Director and shall serve an initial term expiring at the Company’s 2016 annual meeting;

•	a supermajority vote of the board of directors shall be required to remove any directors, enter into certain business combinations, issue shares or amend certain sections of the bylaws; and

•	certain individuals shall serve in specified roles as officers of the Company.
A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired
The Company intends to provide the financial statements of Central for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.
(b)    Pro Forma Financial Information
The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of MidWestOne Financial Group, Inc.

99.1	Press Release of MidWestOne Financial Group, Inc., dated May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	May 1, 2015	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer